As filed with the Securities and Exchange Commission on ---------------.

                    REGISTRATION NO.____________________

                  U.S. SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON D.C. 20549
                                 FORM SB-2
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              GRAFIX2GO, INC.
                              ---------------
               (Name of Small Business Issuer in its Charter)

  Nevada                    --------------                      37-1423359
------------------         ----------------                 ---------------
(State or Other            (Primary Standard               (I.R.S. Employer
Jurisdiction of                Industrial                Identification No)
Incorporation or            Classification
Organization)                 Code Number)

               2211 North Fairfield Road, Layton, Utah 84041
               ----------------------------------------------
                               (801) 771-0694
                               --------------
 (Address and Telephone Number of Registrant's Principal Place of Business)

                         Gateway Enterprises, Inc.
                         --------------------------
        3230 East Flamingo Road, Suite 156, Las Vegas, Nevada 98121
        ------------------------------------------------------------
                               (800) 992-4333
                               --------------
         (Name, Address and Telephone Number of Agent for Service)

                                 Copies to:
                          Ronald L. Poulton, Esq.
                             Poulton & Yordan
                    136 East South Temple, Suite 1700-A
                        Salt Lake City, Utah  84111
                               (801) 355-1341

Approximate Date of Proposed Sale to the Public: As soon as practicable from time to time after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act
of 1933 check the following box.   [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



                      CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
                                 Proposed       Proposed
Title of                         Maximum        Maximum
Each Class of   Number of        Offering       Aggregate        Amount of
Securities to   Securities to    Price          Offering         Registration
be Registered   be Registered    Per Share      Price (1)        Fee (1)
--------------------------------------------------------------------------------
Common Stock     200,000          $1.00          $200,000         $18.40

Shares of
Common Stock     100,000 (2)       1.00           100,000         $ 9.20
Underlying
Series A
Convertible
Preferred
Shares

Shares of
Common Stock      36,000 (2)       1.00            36,000         $ 3.31
Underlying
Series B
Convertible
Preferred
Shares

--------------------------------------------------------------------------------

          TOTAL                                  $336,000         $30.91

--------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.
(2) Shares of common stock issuable by registrant from time to time upon conversion of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

                                 GRAFIX2GO


             Maximum Offering:  200,000 shares of common stock
                      Offering Price: $1.00 per share

--------------------------------------------------------------------------------
Grafix2Go                                         This is our initial public
2211 North Fairfield Road                         Offering.  No public market
Layton, Utah 84041                                currently exists for our
                                                  shares, although we intend to
The Offering                                      apply for listing on the
                                                  Over-The-Counter Bulletin
                              Per      Total      Board in the future.  We know
                             Share    Maximum     of no market makers for our
                          ---------- ----------   common stock.  The offering
Public Price . . . . . . . $ 1.00    $ 200,000    price may not reflect the
                                                  market price of our shares
Underwriting                                      after the offering.
  Discounts. . . . . . . .   -0-        -0-
                                                  There is no minimum offering
Maximum. . . . . . . . . .                        amount and no escrow of funds.
Proceeds to us . . . . . .  $1.00    $ 200,000*
--------------------------------------------------------------------------------

     Investing in these shares involves a high degree of risk. Investors should expect immediate substantial dilution. Even if we succeed in raising the maximum amount in the offering, it may not be sufficient to enable us to fully commence our proposed business operations without additional fund raising. (See "Risk Factors" page 6.) The shares offered should not be purchased by any investor who cannot afford to sustain the total loss of their investment.

     These securities have not been approved by the Securities and Exchange Commission or any state securities agency nor has the Commission or any agency passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
                                    -----------------
     This offering is self underwritten and will be managed by us. The shares will be offered and sold by our officers and directors without discounts or other commissions.

     The shares are being offered by us subject to prior sale, receipt and acceptance by us, approval of certain matters by counsel and certain other conditions. We reserve the right to withdraw or cancel such offers and reject any order, in whole or in part.

     This offering will commence with the date of this prospectus and will end 120 days from that date, unless terminated earlier by us. There will be no extensions of time in which to continue this offering.


                 The date of this Prospectus is ____, 2002.

*Proceeds to Grafix2Go are shown before deducting estimated offering costs of $25,000 including legal and accounting fees and printing costs payable by Grafix2Go.







                             TABLE OF CONTENTS

                                                                      Page
                                                                      -----

  Summary. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
  Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
  Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
  Determination of Offering Price. . . . . . . . . . . . . . . . . . . . . 10
  Dilution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
  Comparative Data . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
  Selling Security Holders . . . . . . . . . . . . . . . . . . . . . . . . 12
  Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . 12
  Legal Proceedings. . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
  Directors, Executive Officers, Promoters
     and Control Persons . . . . . . . . . . . . . . . . . . . . . . . . . 12
  Security Ownership of Certain Beneficial Owners
     and Management. . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
  Description of Securities. . . . . . . . . . . . . . . . . . . . . . . . 14
  Interest of Named Experts and Counsel. . . . . . . . . . . . . . . . . . 16
  Disclosure of Commission Position of Indemnification
     for Securities Act Liabilities. . . . . . . . . . . . . . . . . . . . 17
  Organization Within Last Five Years. . . . . . . . . . . . . . . . . . . 17
  Description of Business. . . . . . . . . . . . . . . . . . . . . . . . . 17
  Plan of Operations . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
  Description of Property. . . . . . . . . . . . . . . . . . . . . . . . . 22
  Certain Relationships and Related Transactions . . . . . . . . . . . . . 22
  Market for Common Equity and Related Stockholders
     Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
  Executive Compensation . . . . . . . . . . . . . . . . . . . . . . . . . 23
  Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . 23
  Changes in and Disagreements with Accountant
     Disclosure. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33



                             PROSPECTUS SUMMARY

The following summary is qualified in its entirety by reference to the detailed information and consolidated financial statements, including the notes thereto, appearing elsewhere in this prospectus. Each prospective investor is urged to read this prospectus in its entirety, and particularly the information set forth in "RISK FACTORS."

                                The Company

     Many people, organizations, and companies have a need to disseminate information to customers, clients, decision makers, students or trainees. Typically, this need has been met through printed materials, occasionally through audio and video cassettes and the internet, and in some instances through compact interactive computer discs ("CDs"). We believe that interactive CDs have been underutilized due to their excessive lead times, high cost and compatibility constraints. We have developed products to help people, organizations and companies tap into the underutilized interactive CD medium while reducing the cost and time it takes to produce an interactive CD without sacrificing quality. We believe we have created a unique product that incorporates techniques in art design, programming and sound that is highly compatible with most personal computers. Each person, organization or company wishing to disseminate information via our product will receive a bid from us with an interactive demo CD. The bid will be based upon the potential client's wants, needs, budget and other constraints. After the client accepts our bid, typically production will begin upon receipt of a 50% down payment. Payment in full will be due upon completion of the CD.

                                The Offering

     Securities Offered:      200,000 shares of common stock

     Offering Price:          $1.00 per share.

     Summary of Selected      We are a development stage company, from the
     Financial Data:          date of our inception on March 4, 2002, we
                              have had no revenues or earnings from
                              operations.  As of May 31, 2002, our
                              financial data is as follows;

                              Total Assets                       $  12,492
                              Total Liabilities                  $   2,000
                              Net Loss                           $  30,608
                              Shareholder Equity                 $  10,492
                              Net Tangible Book Value            $  10,492
                              Net Tangible Book Value Per Share  $     .01


                                RISK FACTORS

     An investment in the shares offered hereby involves a high degree of risk. You should carefully consider the following risk factors in addition to the other information set forth elsewhere in this prospectus, including the Financial Statements and Notes, prior to making an investment in Grafix2Go.

     We have commenced only limited operations. We may suffer significant losses commencing full operations and our future profitability remains uncertain. We have commenced only limited operations and cannot afford to commence full operations until the proceeds of this offering are available. Therefore, we have a limited operating history. Because we are just starting-up and in the early stages of development, we may suffer significant losses from which we cannot recover. We will face all of the challenges of a new business enterprise, including but not limited to, locating suitable office space, engaging the services of qualified support personnel and consultants, establishing budgets, implementing appropriate financial controls and internal operating policies and procedures. We do not have any significant cash and have no significant operations since our inception. As noted in the Independent Accountants opinion, there is substantial doubt about our ability to continue as a going concern without the realization of additional adequate financing.

     We need additional capital, current funds are insufficient to finance our operations. We could be required to cut back or stop operations if we are unable to raise or obtain needed funding. We presently have no significant operating capital and are totally dependent upon receipt of the proceeds of this offering to continue development and marketing of our products. Start-up costs will include labor, marketing, equipment leasing and equipment acquisition expenditures. Should we raise the maximum offering, we will recognize a gross amount of $200,000 and believe this amount will enable us to begin and continue operations for at least one year. If we do not raise at least $75,000, it is unlikely we will have sufficient funds to commence significant operations. Even if the entire offering amount is raised, the amount of capital available to us will be extremely limited, and may not be sufficient to enable us to fully commence our proposed business operations without additional fund raising. We have no commitments for additional cash funding beyond the proceeds expected to be received from this offering.

     We believe our competitive advantage lies in our production process. If our competitors duplicate this process we may be unable to operate profitably. We believe our ability to produce interactive CDs at a lower cost and with shorter lead times is directly attributable to the production process we have developed. We have done some research of the market and have found no one in the industry who produces interactive CDs the way we do. Our process for producing CDs, which currently relies on two commonly available software programs, appears to be unique. There is no assurance, however, that our competitors will not duplicate our process. We have not and do not intend to apply for any kind of intellectual property protection for our process. Moreover, we do not know if our process would even qualify for any kind of protection under intellectual property laws. Without such protection, we will have no claim against anyone who is able to duplicate our process. If our competitors duplicate our process and can produce CDs at lower prices and more quickly, we may have to reduce the prices we charge for our CDs. This would lower our margins and may make it impossible for us to operate profitably. We anticipate a need to continue developing processes that may shorten lead times and reduce costs in order to remain competitive. There is no assurance we will be able to develop processes to further shorten lead times and/or reduce costs.

     We will require our employees to enter into certain employment agreements which may make it more difficult to hire qualified employees. If we cannot retain qualified employees we may be unable to operate profitably. Before we hire any employees, we will require them to enter into certain employment agreements, which will include non-disclosure and non-compete agreements designed to protect our production process. We anticipate these agreements will be as restrictive as legally allowable. Qualified applicants may be unwilling to accept employment under such terms. If we are unable to find qualified employees willing to enter into such agreements our profitability could be adversely affected in several ways. If we cannot hire sufficient employees to create and fulfill demand for our CDs, we will be unable to produce sufficient revenue to operate profitably. Additionally, if we have to reduce the restrictive nature of our employment agreements to attract qualified employees, we will be greatly increasing the possibility that our own employees might duplicate our process for their own benefit or the benefit of one or more of our competitors.

     The rapidly evolving nature of information technology and delivery could severely negatively impact our ability to operate profitably. Information technology and delivery is rapidly changing and evolving as new technologies and applications are discovered. Changes in the way people, businesses and organizations disseminate information could render our product obsolete before we can develop new products to react to market changes. If this happens, we will have no market for our product and will likely be unable to continue operations.

     We are not certain our product will be accepted in the market. Our proposed business is based on our belief that people, organizations and companies needing to disseminate information will find our interactive CD format more attractive than traditional mediums. Acceptance of our product will be dependent on a number of factors including:

          -    response from the industry;
          -    advertising and promotion;
          -    availability of competing products and technologies;
          -    pricing factors;
          -    other intangible factors.

     The abovementioned factors change rapidly and cannot be predicted with certainty. Our business will be subject to all the risks associated with introducing a new product. There is substantial risk that our product may not be commercially successful, resulting in costs not being recouped or anticipated profits not being realized. We have not undertaken any independent market studies to determine the feasibility of our product or its potential market acceptance.

     Our officers and directors currently own 86% of our outstanding shares of common stock. Such concentrated control allows these shareholders to exert significant influence in matters requiring approval of our shareholders. Our three officers and directors, taken as a group, currently beneficially own 86% of our outstanding common stock. Such concentrated control may adversely effect the price of our common stock. Our officers and directors may be able to exert significant influence, or even control, over matters requiring approval by our security holders, including the election of directors. Such concentrated control may also make it difficult for our shareholders to receive a premium for their shares of our common stock in the event we merge with a third party or enter into a different transaction which requires shareholder approval.

     We have no employees and are largely dependent upon our officers and directors, who have limited business experience, to develop our business. We currently have no employees. We rely heavily upon our officers and directors to meet our needs. While our officers, Brandon Stillman and Jared Stillman, have some experience in computer programming and graphics, they have very limited business and sales experience. Moreover, Charles Stillman, our CEO and a director, who will initially bear primary responsibility for marketing our product, maintains full-time outside employment. This will limit the time he can devote to the company.

     The limited market for our shares will make our price more volatile. Currently, our stock is not listed on any established trading system. Therefore, the market for our common stock is limited and we cannot assure you that a market will ever be developed or maintained. The fact that most of our stock is held by a small number of investors, further reduces the liquidity of our stock and the likelihood that any active trading market will develop.

     The market for our common stock is likely to be volatile and many factors may affect the market. These include, for example:

          - our success, or lack of success, in marketing our products and services;
          -    competition;
          -    governmental regulations; and
          -    fluctuations in operating results.

     The stock markets generally have experienced, and will likely continue to experience, extreme price and volume fluctuations which have affected the market price of the shares of many small capital companies. These fluctuations have often been unrelated to the operating results of such companies. Such broad market fluctuations, as well as general economic and political conditions, may decrease the market price of our common stock in any market that may develop.

                         FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements that are based on our current expectations, assumptions, estimates and projections about us and our industry. When used in this prospectus, the words "expects," "believes," "anticipates," "estimates," "intends" and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements under the captions "Risk Factors," "Use of Proceeds," "Plan of Operations," "Description of Business" and elsewhere in this prospectus.

     These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus.

                              USE OF PROCEEDS

     The following table sets forth management's present estimate of the allocation of net proceeds expected to be received from this offering. Actual expenditures may vary from these estimates. Pending such uses, we will invest the net proceeds in investment-grade, short-term, interest bearing securities.

                                  If Maximum     If 100,000      If 50,000
                                 Amount Sold    Shares Sold    Shares Sold
                                -------------  -------------  -------------
Total Proceeds                 $     200,000  $     100,000  $      50,000

Less:

 Offering Expenses                    25,000         25,000         25,000
 Filing Fees

Net Proceeds from
 Offering Available                  175,000         75,000         25,000

Use of Net Proceeds
 Equipment and Software               20,000         15,000              0

 Marketing
  Advertising                         50,000         13,000              0
  Sales Materials                     10,000          2,000              0
  Trade Shows                         15,000          5,000              0

 Working Capital
  Salaries                            58,000         29,000         18,000
  General and Administrative          22,000         11,000          7,000
                                -------------  -------------  -------------
 Total Use of Net Proceeds     $     175,000  $      75,000  $      25,000
                                =============  =============  =============

                      DETERMINATION OF OFFERING PRICE

     As no underwriter has been retained to offer our securities, the offering price of our shares was not determined by negotiation with an underwriter as is customary in underwritten public offerings. Rather, we arbitrarily selected the offering price. There is no relationship between the offering price of the shares and our assets, earnings, book value, net worth or other economic or recognized criteria or future value of our shares.

                                  DILUTION

     As of the date of this offering, we had 930,000 common shares issued and outstanding and a net tangible book value of $10,492 or $.01 per share. We have 100,000 Series A Convertible Preferred shares issued and outstanding. These preferred shares may be converted to common shares on a one share for one share basis at any time. We also have 30,000 Series B Convertible Preferred shares issued and outstanding. These preferred shares may be converted on a one share of preferred stock for 1.2 shares of common stock basis at any time.

     The proceeds from the sale of shares will vary depending on the total shares sold.

     If all 200,000 shares are sold, there would be a total of 1,136,000 (1) common shares issued and outstanding. If the maximum 200,000 common shares are sold, the net proceeds to us after deducting offering costs of $25,000 would be $175,000. Adding the net proceeds to our net tangible book value, our total net tangible book value would be $185,492. Dividing our net worth by the number of common shares outstanding discloses a per share book value of approximately $.16 per share. Therefore, the shareholders who purchased pursuant to the offering will suffer an immediate dilution in the book value of their shares of approximately $.84 per share or approximately 84% and the present shareholders will receive an immediate book value increase of approximately $.15 per share.

     The following table illustrates the dilution which will be experienced by investors in the offering:

     Offering price per share before deduction of offering expense    $    1.00
     Net tangible book value per share before the offering                  .01
     Net tangible book value per share after the offering                   .16
     Dilution to new investors per share                                    .84
     Dilution to new investors as a percentage                               84%

                              COMPARATIVE DATA

     The following chart illustrates our pro forma proportionate common stock ownership upon completion of the offering if the maximum amount is sold, of present stockholders and of investors in the offering, compared to the relative amounts paid and contributed to our capital by present stockholders and by investors in this offering, assuming no changes in net tangible book value other than those resulting from the offering.

------------------------------------

                               Approximate                   Approximate
                                Percentage                    Percentage
                     Shares   Total Shares          Total          Total      Average
                      Owned    Outstanding  Consideration  Consideration  Price/share
-------------------------------------------------------------------------------------
Present
Shareholders     936,000(2)           83%        $30,000            13%        $0.03

New
Investors        200,000              17%       $200,000            87%        $1.00

-------------------------------------------------------------------------------------

(1) All of our issued and outstanding preferred shares are immediately convertible to common. Therefore, they are being included with the common shares for purposes of computing dilution and presenting comparative data.

(2) All of our issued and outstanding preferred shares are immediately convertible to common. Therefore, they are being included with the common shares for purposes of computing dilution and presenting comparative data.

                          SELLING SECURITY HOLDERS

     None of our existing shareholders is selling securities pursuant to this registration statement.

                            PLAN OF DISTRIBUTION

     Currently, we plan to have our officers and directors sell the common shares on a self underwritten basis. They will receive no discounts or commissions. In the past, we have received unsolicited indications of interest in Grafix2Go from persons familiar with us. Our officers and directors will deliver prospectuses to these individuals and to others who they believe might have interest in purchasing all or a part of this offering. At this time, we do not intend to retain an underwriter or licensed broker/dealers to assist us in the offer and sell of the shares.

     To buy shares, you must complete and execute the subscription agreement and return it to us at 2211 North Fairfield Road, Layton, Utah 84041. Payment of the purchase price may be made by check or money order payable to the order of "Grafix2Go, Inc."

     We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

                             LEGAL PROCEEDINGS

     To our knowledge, neither us, nor any of our officers or directors is a party to any material legal proceeding or litigation and such persons know of no material legal proceeding or contemplated or threatened litigation. There are no judgments against us or our officers or directors. None of our officers or directors has been convicted of a felony or misdemeanor relating to securities matters or performance in corporate office.

               DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND
                              CONTROL PERSONS

     The following table sets forth our directors, executive officers, promoters and control persons, their ages, and all offices and positions held. Directors are elected for a period of one year and thereafter serve until their successor is duly elected by the stockholders. Officers and other employees serve at the will of the Board of Directors.

Name of Director         Age            Term Served         Positions Held
----------------         ----           -----------         --------------
Charles Stillman         48             Since March 2002    CEO and Director

Brandon Stillman         20             Since March 2002    President and Director

Jared Stillman           23             Since March 2002    Secretary/Treasurer and
                                                            Director

     The above individuals will serve as officers and/or directors. A brief description of their positions, proposed duties and their background and business experience follows:

     Charles Stillman. Since 1996, Mr. Stillman has been employed by Stillman & Stillman, a company he co-founded with his brother. Stillman & Stillman provides business consulting services particularly in the areas of business plan and funding plan preparation, training and investor relations. Stillman & Stillman has developed financial analysis and long-term budgeting projections software. Mr. Stillman has co-authored several books and business seminars. From 1989 to 1995, Mr. Stillman worked for the National Business Association representing Beneficial Life of Utah and American National Life of Texas. Mr. Stillman was primarily self employed as a contractor in the areas of construction and custom woodworking from 1975 to 1989.

     Brandon Stillman. Since March 2000, Mr. Stillman has been engaged in the development of the Grafix2Go concept. His primary responsibilities have been in the areas of graphic design, CD development, planning and administration. From July 1999 to February 2001, Mr. Stillman was a part time assistant manager at Tommy Angelo's, a local restaurant. During that time, he was responsible for inventory control, customer service, employee shift management and food preparation. Mr. Stillman graduated from Layton High School in June 2000.

     Jared Stillman. Mr. Stillman began working with his brother in the development of the Grafix2Go concept in June 2001. He has spent most of his time programming, producing and duplicating interactive marketing and other CDs. He is also responsible for CD quality control. From July 1999 to June 2001, Mr. Stillman was the store manager of the Layton Grocery Outlet. As such, he spent his time dealing with shipping and inventory matters, verifying register balances and addressing customer relations issues. Mr. Stillman also worked for the Layton Grocery Outlet as the freight manager from August 1996 to May 1997. From June 1997 to June 1999, Mr. Stillman served as a full time volunteer church missionary in East Germany.

     Brandon Stillman and Jared Stillman are sons of Charles Stillman.

              SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                               AND MANAGEMENT

     The term "beneficial owner" refers to both the power of investment (the right to buy and sell) and rights of ownership (the right to receive distributions from the company and proceeds from sales of the shares). Inasmuch as these rights or shares may be held by more than one person, each person who has a beneficial ownership interest in shares is deemed the beneficial owners of the same shares because there is shared power of investment or shared rights of ownership.


                                    Amount of             % of
                                   Beneficial     Class Before     % Class After
Name and Address                    Ownership     Offering (1)  Offering (1) (2)
-----------------           ---------------- ---------------- ----------------

Charles Stillman                   250,000            26.7%             22.0%
2211 North Fairfield Road
Layton, Utah 84041

Brandon Stillman                   275,000            29.4%             24.2%
2211 North Fairfield Road
Layton, Utah 84041

Jared Stillman                     275,000            29.4%             24.2%
2211 North Fairfield Road
Layton, Utah 84041

Frontier Consulting, LLC.           70,000(3)          7.5%              6.2%
393 West 100 North, #1
Layton, Utah 84041

--------------------------------------------------------------------------------
All officers and directors
as a group (3 persons)             800,000            85.5%             70.4%
--------------------------------------------------------------------------------
     TOTAL                         870,000            92.9%             76.6%
--------------------------------------------------------------------------------

     (1) Assumes all of the issued and outstanding shares of preferred stock have been converted because all preferred shares are immediately convertible.
     (2)  Assumes that 200,000 shares are sold in this offering.
     (3) Frontier Consulting, LLC., holds Series A Convertible Preferred Stock which are immediately convertible into common stock.

     Brandon and Jared Stillman are officers and directors. Charles Stillman is a director.


                       DESCRIPTION OF THE SECURITIES

     Description of Common Stock. We have 50,000,000 shares of authorized common stock with a $.001 par value. As of the date of this Registration Statement, we have outstanding 930,000 shares, all of which is validly issued, fully paid and non-assessable. Holders of our shares are entitled to receive dividends, when declared by the Board of Directors, out of funds legally available therefore. Any such dividends may be paid in cash, property or shares. We have not paid any dividends since our inception. All dividends will be subject to the discretion of our Board of Directors, and will depend upon, among other things, our operating and financial conditions, our capital requirements and general business conditions. Therefore, there can be no assurance that any dividends on the shares will be paid in the future.

     All shares have equal voting rights and, when validly issued and outstanding, will have one vote per share on all matters to be voted upon by the shareholders. Cumulative voting in the election of directors is not allowed, and a quorum for shareholder meetings shall result from a majority of the issued and outstanding shares present in person or by proxy. Accordingly, the holders of a majority of the shares present, in person or by proxy at any legally convened shareholders' meeting at which the Board of Directors is to be elected, will be able to elect all directors and the minority shareholders will not be able to elect a representative to the Board of Directors.

     Shares have no preemptive or conversion rights, no redemption or sinking fund provisions, and are not liable for further call or assessment. Each share is entitled to share pro rata any assets available for distribution to holders of its equity securities upon our liquidation.

     During the pendency of the offering, subscribers will have no rights as stockholders until the offering has been completed and the shares have been issued to them.

     Reference is made to our Articles of Incorporation and Bylaws for a more complete description of the rights and liabilities of holders of common stock. Our shares do not have cumulative voting rights, which means that the holders of more the 50% of the shares voting for each election of directors may elect all of the directors if they choose to do so. In such event, the holders of the remaining shares aggregating less than 50% will not be able to elect any directors.

     We will furnish annual reports to our shareholders which will include financial statements and other interim reports as we deem appropriate.

     DESCRIPTION OF PREFERRED STOCK. We currently have authorized 1,000,000 shares of preferred stock, par value $.001. Of those shares, we have 100,000 shares designated as Series A Convertible Preferred shares and 50,000 shares designated as Series B Convertible Preferred shares. The rights and preferences of the remaining 850,000 shall be determined by the Board of Directors and may be issued in one or a series of additional designations.


          Series A Convertible Preferred Stock
          ------------------------------------

     We have 100,000 shares of Series A Convertible Preferred Stock issued and outstanding. The Series A shares have a liquidation value of $1.00. The holders of Series A shares shall be entitled to receive, when as and if declared by Board of Directors out of funds assets legally therefor, cash dividends at a rate of $.001 per share, and no more, payable annually in arrears on December 31 of each year beginning December 31, 2002. Dividends will be computed on the basis of a 365-day year. Dividends will be noncumulative and will accrue without interest.

     We, and the holders of our Series A shares shall, at any time after issuance and upon the effectiveness of a registration statement registering the common shares underlying the Series A Preferred Stock, have the right to convert any whole preferred share into a whole share of fully paid, nonassessable common stock. For so long as we have not received a notice of conversion for Series A shares from its holder, we may redeem all of some of the Series A shares at any such time that we have an effective registration statement on file with the Securities and Exchange Commission registering the common shares underlying the Series A shares. The redemption price shall be equal to 100% of the liquidation value, plus all accrued but unpaid dividends on such shares. If we deliver notice of redemption pursuant to the foregoing, the holders shall retain their conversion rights with respect to up to 100% of the number of shares subject to the redemption.

          Series B Convertible Preferred Shares
          -------------------------------------
     We have 30,000 shares of Series B Convertible Preferred Stock issued and outstanding. The Series B shares have a liquidation value of $1.00. The holders of Series B shares shall be entitled to receive, when as and if declared by Board of Directors out of funds assets legally therefor, cash dividends at a rate of $.001 per share, and no more, payable annually in arrears on December 31 of each year beginning December 31, 2002. Dividends will be computed on the basis of a 365-day year. Dividends will be noncumulative and will accrue without interest.

     We, and the holders of our Series B shares shall, at any time after issuance and upon the effectiveness of a registration statement registering the common shares underlying the Series Preferred Stock, have the right to convert any whole preferred share into a 1.2 shares of fully paid, nonassessable common stock. For so long as we have not received a notice of conversion for Series B shares from its holder, we may redeem all of some of the Series B shares at any such time that we have an effective registration statement on file with the Securities and Exchange Commission registering the common shares underlying the Series B shares. The redemption price shall be equal to 100% of the liquidation value, plus all accrued but unpaid dividends on such shares. If we deliver notice of redemption pursuant to the foregoing, the holders shall retain their conversion rights with respect to up to 100% of the number of shares subject to the redemption.

     TRANSFER AGENT.

     Interwest Transfer Company, Inc., 1981 East Murray-Holladay Road, Salt Lake City, Utah 84117, Telephone (801) 272-9294, has agreed to serve as transfer agent and registrar for our outstanding securities upon completion of this offering.

                   INTEREST OF NAMED EXPERTS AND COUNSEL

     None of the experts named herein was or is a promoter, underwriter, voting trustee, director, officer or employee of Grafix2Go. Further, none of the experts was hired on a contingent basis and none of the experts named herein will receive a direct or indirect interest in Grafix2Go.

     LEGAL MATTERS

     Certain legal matters will be passed upon for us by Poulton & Yordan, of Salt Lake City, Utah.

     ACCOUNTING MATTERS

     The financial statements included in this prospectus and elsewhere in the registration statement have been audited by David T. Thomson, P.C., located in Salt Lake City, Utah, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

            DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                       FOR SECURITIES ACT LIABILITIES

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "act") may be permitted to directors, officers and controlling persons for the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In the event that any claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                    ORGANIZATION WITHIN LAST FIVE YEARS

     We are a start-up company and have no operating history. As soon as the money from this offering is made available, we expect to make all arrangements necessary to commence operations.

                          DESCRIPTION OF BUSINESS

     Company History
     ---------------

     Grafix2Go, Inc., was formed as a Nevada corporation on March 4, 2002. Our executive offices are located at 2211 North Fairfield Road, Layton, Utah 84041. Our telephone number is (801) 771-0694.

                                Our Strategy

     Many people, organizations, and companies have a need to disseminate information to customers, clients, decision makers, students or trainees. Typically, this need has been met through printed materials, occasionally through audio and video cassettes and the internet, and in some instances through compact interactive computer discs ("CD"). We believe that interactive CD's have been underutilized due to their excessive lead times, high cost and compatibility constraints. We have developed products to help people, organizations and companies tap into the underutilized interactive CD medium while reducing the costs and time it takes to produce an interactive CD without sacrificing quality. In addition, we have created a unique product that incorporates techniques in art design, programming and sound that makes it highly compatible with most personal computers. Each person, organization and company wishing to disseminate information through our product will receive a bid from us with an interactive demo CD. The bid will be based upon the potential client's wants, needs, budget and other constraints. After the Client accepts our bid, typically production will begin upon receipt of a 50% down payment. Payment in full will be due upon completion of the CD.

     Principle Products
     ------------------

     We produce interactive CD's. We rely on two currently available software programs to produce and integrate graphic art, music, narration, animation, programming and photography. We handle every aspect of interactive CD production from storyboarding to designing the CD label. The Company does not manufacture the compact discs or the printed compact disc case. Currently, we purchase blank compact discs and cases from a number of sources including CompUSA, OfficeMax and WalMart.

     An interactive CD is a compact disc that stores a vast amount of information. Our CDs can be accessed by almost any personal computer equipped with a CD-ROM drive. We have selected to make our CD's interactive
in order to keep the attention of and give more control to the end user.   If
you inserted one of our interactive CDs into a CD-ROM drive of a personal computer, you would hear music and go through a short introduction where you both read and hear a narrative. You might then be asked to make selections regarding information that you may want or need. By being interactive in this way, our CDs are designed to engage more senses and to empower and involve the end user in the learning process.

     We have developed an interactive feature we call "morphing."   When
using our morphing feature, a user can call up an item, such as a house or a car, view a menu of options, click on the desired changes, and instantly view the end product with the incorporated changes. This gives the end user the ability and the excitement of seeing the end result instead of having to imagine or visualize the changes based on samples, brochures or color swatches. For example, instant morphing of kitchens, baths, entryways and home exteriors can assist potential home buyers in selecting between the various options offered by contractors. Similarly, particular features of a home can be morphed, such as kitchen cabinets, which can quickly change to display different doors faces, woods and finishes. By way of another example, a new car buyer can view the different options and colors offered by a manufacturer to choose the options and colors she wants on her new car. We believe this kind of interactivity will make our CDs attractive to Clients and their end user customers as a marketing tool.

     Principal Markets
     -----------------

     While we believe there are many markets for our CDs, during the next twelve months we will focus our marketing and sales efforts in the following industries:

     -    Residential Construction
     -    Cabinetry and Finish Carpentry
     -    Education
     -    Business Financial Analysis

     As discussed above, we believe our morphing feature will make our product a valuable marketing tool in the residential construction and cabinetry and finish carpentry industries. Moreover, our director, Charles Stillman has over 14 years experience in those industries.

     We also believe the interactive ability of our CDs will make them an excellent educational tool. We believe our CDs can be an effective tool in training and educational settings. Our CDs can be set up to require inputs and interaction with the student, unlike written manuals and audio and visual tapes which require no input or interaction from the student. We will seek to develop CDs to assist teachers in presenting subjects and materials. Our primary target will be school districts. For instance, we are currently working with a local school district to prepare an interactive CD to instruct students enrolled in the district's work study program. The purpose of the CD will be to instruct the participants on basic labor law issues and the district's work study program.

     Currently, there are a number of companies producing software packages to assist businesses in performing internal financial analysis. That is, an internal analysis of key business ratios and information such as return on assets, return on sales, current ratio, EBITDA and break-even, to mention a few. These ratios can be very valuable to a business owner if he or she knows how to use the information provided by those ratios. In our opinion many of these software packages are difficult to use, do not present the ratios in an easy to understand format and do not clearly explain what the ratio means and how it can be used by the business owner to his or her benefit. We believe the graphical interfaces we have developed will be easily integratable with a number of these software packages to provide enhancements such as interactive tutorials to instruct the business owner on the use of the software and what the information underlying the ratios is telling the business owner. Moreover, with our products, the information can be displayed graphically which may help clarify and enhance learning.

     Competition
     -----------

     We believe we have two primary sources of competition: the traditional mediums used to disseminate information; and other producers of CDs. We have many competitors who rely on traditional mediums such as printed material, audio and video cassettes, and the internet to disseminate information for our potential Clients. The following list outlines what we believe to be the pros of each medium compared to the interactive CD:

     CD vs Printed Material

          Pro CD
          ------

          CD's hold vastly more information in less space
          Animation and sound hold attention span much longer
          Gives the Client a more modern and advanced appearance
          CD catalogs are cheaper to duplicate and mail than printed catalogs

          Pro Printed Material
          --------------------

          Printed material can be viewed anywhere
          Single page brochures are slightly cheaper to produce than CDs

     CD vs Audio Cassettes

          Pro CD
          ------

          Multiple tracks and table of contents make it easier to listen to desired music or speech - easier to navigate

          Pro Cassette
          ------------

          More cars have audio decks than CD players

     CD vs Video Cassettes

          Pro CD
          ------

          More compact and easily mailed or distributed
          Store vast amounts of information in color, sound and animation comparable to video but is navigated much easier
          Cheaper to produce and to duplicate
          Easier and less expensive to edit and/or update
          Allows for end user interaction

          Pro Video
          ---------

          Videos are compatible with all VCRs and televisions
          Virtually everyone owns a VCR and television where not everyone owns a personal computer

     CD vs Internet

          Pro CD
          ------

          Large amounts of graphics quickly viewed with sound and interactivity
          A great tool to drive people to an internet web site

          Pro Internet
          ------------

          Connected to many homes, businesses and organizations although many constraints when viewing data intensive material involving graphics, animation and sound.

     Taking all of the foregoing into consideration, we are confident that we can demonstrate to potential Clients that the CD offers a superior experience and that CD benefits are greater than the drawbacks when compared to the other mediums.

     We will also face competition from other producers of CDs. We believe there are several reasons why our CDs are superior to others in the market. Based on our experience, many of the companies currently producing CDs are
ignoring what we believe to be the best feature of the CD   its interactive
ability. Many current CD producers create extravagant presentations, which are completely non-interactive and amount to little more than an video cassette for the personal computer. Another problem, particularly with these kinds of elaborate CD productions, is that they rely on sophisticated technology which is often incompatible with many home and office computers. We have also seen a number of CD producers rely on the flexibility of the CD format to make CDs in the shape of a key or a heart or some other gimmicky shape hoping to catch the attention of the CD's recipient. Unfortunately, many recipients do not realize that their CD-ROM will play a non-traditionally shaped CD and simply discard the CD without ever trying to use it. Finally, many producers of CDs have a library of graphic art, music, narration, animation, programming and photography from which they produce their CDs. The purpose for this is to lower the cost. The by-product, however, is that all the CDs produced by these companies have the same look and feel. Rather than follow this cookie cutter approach, we believe companies want unique presentations. All of our CDs are produced with original art, photography, music, etc., to give Clients a customized CD.

     Our approach is somewhat different. As we have discussed, our primary focus is on producing easy to understand interactive CDs which will seek to capture the end users attention because it is fun and useful. We have made significant efforts to assure that the technology we use is compatible with most personal computers. To this end, we produce our CDs using two widely available software platforms. Based on our own internal research, we believe our CDs will run on almost any personal computer that has a CD-ROM drive.

     We have also worked hard to develop our production process to allow us to produce our interactive CDs in about 70% of the time and at about 70-75% of the cost currently quoted in the industry. This industry is new and evolving and it is anticipated that over time, our competitors may reduce their lead times and prices, but we believe our production process will allow us to offer competitive production times and pricing for the foreseeable future.

     Marketing
     ---------
     Initially, we intend to implement a marketing campaign focused on local businesses and educational organizations. This campaign is expected to begin during the second or third quarter of 2002 and will be aimed at creating brand awareness and building the number of Clients using our products.

     We will employ a number of marketing tools including:

     -    Having a presence at industry trade shows
     -    Participating in and conducting seminars
     - Running targeted ads in trade association publications and magazines

     We will also seek to develop and maintain alliances with advertising firms, educators and by joining and participating in recognized associations. Finally, we intend to develop a direct sales program which will focus on building strong relationships with our Clients because we believe the word of mouth generated from satisfied Clients and end users of our CDs will be our best marketing tool.

     Employees
     ---------
     Other than our officers and directors, we have no employees.   By the
end of the first year of operation, we anticipate hiring approximately five to seven employees. We will look to hire one musician, one photographer, up to three graphic artists and up to two commissioned sales representatives to augment the services currently being provided by our officers and directors. These individuals will be hired on an as needed basis, so long as revenues from sales so justify.

                             PLAN OF OPERATIONS

     Our plan of operations for next twelve months is to raise funds through this offering. A principle use of the proceeds raised in this offering will be to help defray various start up costs. The proceeds will also be used to cover labor and marketing expenditures. Some of the funds will be used to pay the cost of leasing the equipment we use. Funds will also be used to acquire CD duplication equipment for short run duplication orders. Marketing expenses will include CD sample duplication and printed material for distribution to potential clients. We will also expend funds traveling to and participating in trade shows. We anticipate spending some of the proceeds to purchase software upgrades which will help decrease production time and increase quality. If all of the shares offered hereby are sold, we expect the net proceeds from the sale of shares will be sufficient to cover expenses until we begin to generate revenue from sales, which we believe will occur within twelve months of the closing of this offering.

                          DESCRIPTION OF PROPERTY

     Executive Offices
     -----------------
     We currently use 300 square feet of space in Charles Stillman's residence in Layton, Utah as our principal executive offices. We pay no rent for this space pursuant to a verbal agreement with Mr. Stillman. This free rent is of nominal value. There is no lease agreement with Mr. Stillman. If at any time Mr. Stillman decides he needs or wants the space, we have no right to continue to occupy it and could be forced to move. As revenue justifies, we will seek to lease commercial office space. We anticipate the need for up to 1,000 square feet of office space within the next twelve months.

     Equipment
     ---------
     We lease all of our office equipment, which includes five computer systems, monitors, printers and fax machines from Charles Stillman for $500 per month. The lease is for a term of 12 months. At the end of the term, the lease is renewable for an additional 12 month term at the our option.

               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We have issued shares to the following officers, directors, promoters and beneficial owners of more than 5% of our outstanding securities.


                                  Number  Consideration   Relationship        Date of
Name                           of Shares          Given   to Grafix2Go       Issuance
----                      -------------- -------------- -------------- --------------

Brandon Stillman                 275,000      Services      President/       03/04/02
                                                              Director

Jared Stillman                   275,000      Services       Secretary       03/04/02
                                                             /Director

Charles Stillman                 250,000      Services        Director       03/04/02
Frontier Consulting,
 LLC. (3)                      70,000(1)           $70               *       03/04/02

     *    Beneficial owner of more than 5% of our outstanding shares.

     As discussed above, we rent all of our office equipment from Charles Stillman, one of our directors. The lease agreement with Mr. Stillman is on terms no less favorable to us than we could have obtained from an unaffiliated third party on an arms-length basis and was approved by a majority of our disinterested directors.

(3) Frontier Consulting, LLC., currently holds Series A Convertible Preferred Shares which are immediately convertibvle into the same number of common shares.

                         MARKET FOR COMMON EQUITY
                      AND RELATED STOCKHOLDER MATTERS

     At present, our securities are not traded publicly. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. A purchaser of shares may, therefore, find it difficult to resell the securities offered herein should he or she desire to do so when eligible for public resales. Furthermore, the shares are not marginable and it is unlikely that a lending institution would accept our common stock as collateral for a loan.

     Pursuant to this registration statement, we propose to publicly offer 200,000 common shares. To date, none of our outstanding shares of common stock are subject to outstanding options or warrants to purchase our common stock. 136,000 shares of our common stock, however, are subject to
conversion of our Series A and Series B Convertible Preferred Stock.     We
have not agreed to register shares of common stock held by existing security holders for resale. We currently have 10 shareholders.

                           EXECUTIVE COMPENSATION

     To date we have no employees other than our officers. Neither or officers or directors have been paid any compensation. Moreover, we presently have no formal employment agreements or other contractual arrangements with our officers or directors or anyone else regarding the commitment of time or the payment of salaries or other compensation. When funds allow, we anticipate that our officers will be offered a compensation package.

                            FINANCIAL STATEMENTS







                              GRAFIX2GO, INC.
                       (A Development Stage Company)

                            FINANCIAL STATEMENTS

               FROM INCEPTION (MARCH 4, 2002) TO MAY 31, 2002

                                    WITH

                        INDEPENDENT AUDITOR'S REPORT




GRAFIX2GO, INC.
(A Development Stage Company)


CONTENTS                                                             PAGE


Independent Auditor's Report . . . . . . . . . . . . . . . . . . . . . . .1

Balance Sheet. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2

Statement of Operations. . . . . . . . . . . . . . . . . . . . . . . . . .3

Statement of Stockholders' Equity. . . . . . . . . . . . . . . . . . . . .4

Statement of Cash Flows. . . . . . . . . . . . . . . . . . . . . . . . . .5

Notes to Financial Statements. . . . . . . . . . . . . . . . . . . . . .6-9



/Letterhead/




                        Independent Auditor's Report

Board of Directors
GRAFIX2GO, INC.
Salt Lake City, Utah

I have audited the accompanying balance sheet of Grafix2go, Inc. (a development stage company) as of May 31, 2002 and the related statements of operations, stockholders' equity and cash flows from inception (March 4, 2002) to May 31, 2002. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on the financial statements based on my audit.

I conducted my audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Grafix2go, Inc. (a development stage company) as of May 31, 2002, and the results of its operations and its cash flows from inception (March 4, 2002) to May 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1, the Company has been in the development stage since its inception on March 4, 2002. The Company has only cash assets with limited revenue from operations and a loss of $30,608 since inception. Realization of a major portion of the assets is dependent upon the Company's ability to meet its future financing requirements, and the success of future operations. These factors raise substantial doubt about the Company's ability to continue as a going concern.


/S/ David T. Thomson, P.C.

Salt Lake City, Utah
July 16, 2002


                                     1

                              GRAPHIX2GO, INC.
                       (A Development Stage Company)

                               BALANCE SHEETS

                                   ASSETS

                                                                  May 31,
                                                                   2002
                                                               ------------
CURRENT ASSETS:
  Cash in bank                                                $     12,492
                                                               ------------
     Total Current Assets                                           12,492
                                                               ------------
TOTAL ASSETS                                                  $     12,492
                                                               ============

                    LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                            $        -
  Compensation payable - officer and stockholder                     1,000
  Accounts payable - related party                                   1,000
                                                               ------------

STOCKHOLDERS' EQUITY:
  Convertible Preferred Stock; $.001 par value,
   100,000 shares authorized, 100,000 shares of
   noncumulative convertible and redeemable
   series A stock issued and outstanding,
   liquidation preference of $1 per share                              100
  Convertible Preferred Stock; $.001 par value,
   50,000 shares authorized, 30,000 shares of
   noncumulative convertible and redeemable series
   B stock issued and outstanding, liquidation
   preference of $1 per share                                           30
  Common Stock; $.001 par value, 50,000,000 shares
   authorized 800,000 shares issued and outstanding                    800
  Capital in excess of par value                                    40,170
  Earnings (deficit) accumulated during the
   development stage                                               (30,608)
                                                               ------------
     Total Stockholders' Equity (Deficit)                           10,492
                                                               ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                    $     12,492
                                                               ============



 The accompanying notes are an integral part of these financial statements
                                     2

                              GRAFIX2GO, INC.
                       (A Development Stage Company)

                          STATEMENT OF OPERATIONS

                                                             From Inception
                                                            (March 4, 2002)
                                                                     To
                                                               May 31, 2002
                                                               ------------
NET SALES                                                     $      5,113
COST OF SALES                                                        4,542
                                                               ------------

GROSS PROFIT                                                           571
MARKETING, GENERAL AND ADMINISTRATIVE                               31,279
                                                               ------------

INCOME (LOSS) FROM OPERATIONS                                      (30,708)
OTHER INCOME (EXPENSES)                                                100
                                                               ------------

NET INCOME (LOSS) BEFORE INCOME TAXES                              (30,608)
  Provisions for income taxes                                            -
                                                               ------------

NET INCOME (LOSS)                                             $    (30,608)
                                                               ============
EARNINGS (LOSS) PER SHARE                                     $      (0.03)
                                                               ============

WEIGHTED NUMBER OF SHARES OUTSTANDING                              914,000
                                                               ============


 The accompanying notes are an integral part of these financial statements
                                     3




                              GRAFIX2GO, INC.
                       (A Development Stage Company)

                     STATEMENT OF STOCKHOLDERS' EQUITY

                                                                               From
                     Preferred       Preferred                     Capital  Inception
                       Series          Series                        in       March
                      A Stock         B Stock        Common Stock   Excess  4, 2002)
                  ---------------  --------------- ---------------  of Par     May
                    Shares Amount   Shares  Amount  Shares  Amount   Value  31, 2002
                  -------- ------  ------- ------- -------  ------ -------- ---------
BALANCE,
March 4,
2002
(inception)              - $    -        - $     -       -  $    - $      - $       -

Shares issued
to initial
stockholders
for services,
March 4,2002
at $.10 per
share                    -      -        -       - 800,000     800        -         -

Shares issued
for service,
March 4, 2002
at $.001 per
share               30,000     30        -       -       -       -    2,970         -

Shares issued
for services,
March 4,2002
at $.001 per
share               70,000     70        -       -       -       -        -         -

Shares issued
for cash, April
and May 2002 at
$1.00 per share          -      -   30,000      30       -       -   29,970         -

Noncash capital
contributed
by shareholder           -      -        -       -       -       -    7,230 -

Net income
(loss) from
March 4, 2002
(inception)to
May 31, 2002             -      -        -       -       -       -        -  (30,608)
                  -------- ------ -------- ------- ------- ------- -------- ---------
BALANCE,
May 31, 2002       100,000 $  100   30,000 $    30 800,000 $   800 $ 40,170 $(30,608)
                  ======== ====== ======== ======= ======= ======= ======== =========

 The accompanying notes are an integral part of these financial statements
                                     4



                              GRAFIX2GO, INC.
                       (A Development Stage Company)

                          STATEMENT OF CASH FLOWS

                                                             From Inception
                                                             (March 4, 2002)
                                                                    To
                                                              May 31, 2002
                                                              -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Cash paid to suppliers and others                           $     (17,578)
                                                              -------------
   Cash Flows (Used) by Operating Activities                       (17,578)
                                                              -------------

CASH FLOWS FROM INVESTING ACTIVITIES:                                    -
                                                              -------------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Issuance of Preferred Series A stock                                   70
 Issuance of Preferred Series B stock                               30,000
                                                              -------------
   Cash Flows Provided (Used)by Financing Activities                30,070

NET INCREASE (DECREASE) IN CASH                                     12,492

CASH - BEGINNING OF PERIOD                                               -
                                                              -------------
CASH - END OF PERIOD                                         $      12,492
                                                              =============

NET INCOME (LOSS)                                            $     (30,608)
                                                              -------------

Adjustment to reconcile net income (loss) to net
cash provided (used) by operating activities
 Common stock issued for services                                      800
 Preferred Series A stock issued for services                        3,000
 Noncash capital contributed by stockholder                          7,230
 Changes in assets and liabilities
  Compensation payable - officer and stockholder                     1,000
  Increase in accounts payable - related party                       1,000
                                                              -------------

   Total Adjustments                                                13,030
                                                              -------------

NET CASH PROVIDED (USED) BY ACTIVITIES                       $     (17,578)
                                                              =============

NONCASH TRANSACTIONS:
 Common stock issued for services                            $         800
                                                              =============
 Preferred Series A stock issued for services                $       3,000
                                                              =============
 Noncash capital contributed by stockholder                  $       7,230
                                                              =============

 The accompanying notes are an integral part of these financial statements
                                     6


                              GRAFIX2GO, INC.
                       (A Development Stage Company)
                       NOTES TO FINANCIAL STATEMENTS

NOTE   1  -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization - The Company was organized under the laws of the State of Nevada on March 4, 2002 and has elected a fiscal year end of October 31st. The Company intends to engage in business operations to produce and market interactive CD's to help people, organizations and companies tap into the underutilized interactive CD medium while reducing the costs and time it takes to produce an interactive CD without sacrificing quality. The Company is considered a development stage company as defined in SFAS No. 7. The Company, has at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors. All customers are from Utah and 78% of the sales are from one customer.

Net Earnings Per Share - The computation of net income (loss) per share of common and convertible preferred series A and B stock is based on the weighted average number of shares outstanding during the period presented.

Income Taxes - Income tax expenses includes federal and state taxes currently payable and deferred taxes arising from temporary differences between income for financial reporting and income tax purposes. Due to a loss from inception, the Company has no tax liability. At this time the Company has no deferred taxes arising from temporary differences between income for financial reporting and income tax purposes.

Cash and Cash Equivalents - For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. During the period ending May 31, 2002, the Company did not have non-cash investing.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue recognition   -   The Company recognizes revenue at the time its
customers take delivery of a completed interactive CD and ownership
title has past to the customer.   The CD is sold as is and has no money
back guarantee or product warranties.

NOTE   2  -  COMMON AND PREFERRED STOCK TRANSACTIONS AND TERMS

The Company, on March 4, 2002, issued 800,000 shares of its Common Stock to initial stockholders as compensation for services rendered at $.001 per share (par value) for a total amount of $800. The shares were valued at the fair market value of the services performed.

Also, the Company, on March 4, 2002, issued 100,000 shares of its Preferred Convertible Series A stock. Legal counsel was issued as compensation for services rendered 30,000 shares at $.10 per share for a total amount of $3,000. Frontier Consulting LLC was issued 70,000 shares at $.001 per share (par value) for $70 cash. The shares issued for services were valued at the fair market value of the services performed.
                                  7

                             GRAFIX2GO, INC.
                      (A Development Stage Company)
                   NOTES TO FINANCIAL STATEMENTS

NOTE   2  -  COMMON AND PREFERRED STOCK TRANSACTIONS AND TERMS

The Series A Convertible Preferred Stock is convertible into Common Stock of the Company at a rate of one share of Preferred Stock for one share of Common Stock. The holder or the Company may convert the Series A Convertible Preferred Stock at any time when the Company has an effective registration statement on file registering the Common Stock underlying the conversion. The Company has the right to redeem the Preferred Shares at any time prior to receipt by the Company of a Notice of Conversion from the holder. The redemption price is equal to 100% of the liquidation value of the shares plus all unpaid dividends on the shares. Holders of shares of Series A Convertible Preferred Stock will be entitled to receive cash dividends, when declared, at an annual rate of $.001 per share, and no more, payable annually in arrears on December 31, of each year. The Dividends will be noncumulative and accrue without interest. The Series A Convertible Preferred Stock will have priority as to dividends over the Common Stock of the Company. The Series A Convertible Preferred Stock has a liquidation preference of $1.00 per share. The holders of the shares of Series A Convertible Preferred Stock have no preemptive rights with respect to any securities of the Company.

The Company during April and May of 2002 issued 30,000 shares of its Preferred Convertible Series B stock. The 30,000 shares were issued for cash at $1.00 per share for a total cash amount received of $30,000.

The Series B Convertible Preferred Stock is convertible into Common Stock of the Company at a rate of 1.2 shares of Preferred Stock for one share of Common Stock. The holder or the Company may convert the Series B Convertible Preferred Stock at any time when the Company has an effective registration statement on file registering the Common Stock underlying the conversion. The Company has the right to redeem the Preferred Shares at any time prior to receipt by the Company of a Notice of Conversion from the holder. The redemption price is equal to 100% of the liquidation value of the shares plus all unpaid dividends on the shares. Holders of shares of Series B Convertible Preferred Stock will be entitled to receive cash dividends, when declared, at an annual rate of $.001 per share, and no more, payable annually in arrears on December 31, of each year. The Dividends will be noncumulative and accrue without interest. The Series B Convertible Preferred Stock will have priority as to dividends over the Common Stock of the Company but its dividend priority is equal to that of Preferred Series A Stock. The Series A Convertible Preferred Stock has a liquidation preference of $1.00 per share and this preference is also equal to that of Preferred Series A Stock. The holders of the shares of Series B Convertible Preferred Stock have no preemptive rights with respect to any securities of the Company.

At May 31, 2002, 136,000 shares of the Company's common stock were reserved for conversion of Preferred Series A and B Convertible Stock.

                                  8


                           GRAFIX2GO, INC.
                    (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS

NOTE    3  -  RELATED PARTY TRANSACTIONS

At May 31, 2002, the Company owed an officer, who is also a stockholder, $1,000 for unpaid May compensation. The Company purchased from a related entity a business plan covering its interactive CD business for an amount of $15,000. This amount is part of the expense shown in the statement of operations under marketing, general and administrative.
The above same officer and his brother each own 50% of the related entity. The officer contributed his share of the amount due him from the above transaction to the Company. The amount of the noncash contribution by the stockholder relating to the sale of the business plan to the Company was $7,230 and is shown as contributed capital in the statement of stockholders' equity. The Company has $1,000 remaining to be paid to the related entity at May 31, 2002. The $1,000 is shown as a related party accounts payable in the balance sheet.

NOTE    4  -  PROPOSED PUBLIC OFFERING OF COMMON STOCK

The Company is in the process of completing a Form SB-2 Registration Statement under the Securities Act of 1933. The Company is proposing to sell a maximum of 200,000 shares of its common stock at $1.00 per share for a total maximum of $200,000. The period of the offering to sell the common stock will be 120 days from the effective date of the Registration Statement. The officers of the Company will act as sales agents and will not be paid any commissions on the sale of the common stock. Expenses of the offering are estimated to be $25,000. The Company is also proposing to register the 136,000 shares of common stock underlying its already issued and outstanding shares of Preferred Convertible Series A and B stock as part of the above filing.




                                  9




            CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                ON ACCOUNTING AND FINANCIAL DISCLOSURE

            None.

---------------------------------------------------------------------------

                               PART II

                INFORMATION NOT REQUIRED IN PROSPECTUS

---------------------------------------------------------------------------

              INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The statutes, charter provisions, bylaws, contracts or other arrangements under which controlling persons, directors or officers of the registrant are insured or indemnified in any manner against any liability which they may incur in such capacity are as follows:


     (a) Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

     1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

     2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

     4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

     (a)  By the stockholders;

     (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

     (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

     (d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

     5. The certificate or articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

     6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

     (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders of disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection
     2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

     (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

     7. The registrant's Articles of Incorporation limit liability of its Officers and Directors to the full extent permitted by the Nevada Business Corporation Act.


             OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated costs and expenses we will pay in connection with the offering described in this registration statement:


                                                   Amount
                                                ------------
     Expense                                       Maximum
     -------                                    ------------
     SEC Registration Fees                      $      30.91
     Blue Sky fees and expenses                 $   2,500.00
     Printing and shipping expenses             $   3,500.00
     Legal fees and expenses                    $  15,000.00
     Accounting fees and expenses               $   2,000.00
     Transfer and miscellaneous expenses        $   1,969.09

           Total                                $  25,000.00

               RECENT SALES OF UNREGISTERED SECURITIES

     We have issued the following unregistered securities since our inception:

     On March 4, 2002, 275,000 restricted common shares were issued to our President and director, Brandon Stillman, pursuant to a pre-incorporation subscription agreement. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act, and from similarly applicable state securities laws, rules and regulations exempting the offer and sale of these securities by available state exemptions. No general solicitation was made in connection with the offer or sale of these securities. The Company received no cash for these securities.

     On March 4, 2002, 275,000 restricted common shares were issued to our Secretary /Treasurer and director, Jared Stillman, pursuant to a pre-incorporation subscription agreement. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act, and from similarly applicable state securities laws, rules and regulations exempting the offer and sale of these securities by available state exemptions. No general solicitation was made in connection with the offer or sale of these securities. The Company received no cash for these securities.

     On March 4, 2002, 250,000 restricted common shares were issued to our director, Charles Stillman, pursuant to a pre-incorporation subscription agreement. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act, and from similarly applicable state securities laws, rules and regulations exempting the offer and sale of these securities by available state exemptions. No general solicitation was made in connection with the offer or sale of these securities. The Company received no cash for these securities.

     On March 4, 2002, 70,000 restricted Series A Convertible Preferred shares were issued to Frontier Consulting, LLC for $70.00 pursuant to a pre-incorporation subscription agreement. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act, and from similarly applicable state securities laws, rules and regulations exempting the offer and sale of these securities by available state exemptions. No general solicitation was made in connection with the offer or sale of these securities.

     On March 4, 2002, 30,000 restricted Series A Convertible Preferred shares were issued to the law firm of Poulton & Yordan pursuant to a pre-incorporation subscription agreement. The shares were issued for legal services valued at $3,000. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act, and from similarly applicable state securities laws, rules and regulations exempting the offer and sale of these securities by available state exemptions. No general solicitation was made in connection with the offer or sale of these securities. The Company received no cash for these securities.

     On April 10, 2002, 6,000 restricted Series B Convertible Preferred shares were issued to Dr. Lowell K. Anderson pursuant to a pre-incorporation subscription agreement for $6,000 or $1.00 per share. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act, and from similarly applicable state securities laws, rules and regulations exempting the offer and sale of these securities by available state exemptions. No general solicitation was made in connection with the offer or sale of these securities.

     On April 18, 2002, 6,000 restricted Series B Convertible Preferred shares were issued to Donald and Elaine Deru pursuant to a pre-incorporation subscription agreement for $6,000 or $1.00 per share. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act, and from similarly applicable state securities laws, rules and regulations exempting the offer and sale of these securities by available state exemptions. No general solicitation was made in connection with the offer or sale of these securities.

     On April 23, 2002, 6,000 restricted Series B Convertible Preferred shares were issued to the Randy Fellows Retirement Trust pursuant to a pre-incorporation subscription agreement for $6,000 or $1.00 per share. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act, and from similarly applicable state securities laws, rules and regulations exempting the offer and sale of these securities by available state exemptions. No general solicitation was made in connection with the offer or sale of these securities.

     On April 23, 2002, 6,000 restricted Series B Convertible Preferred shares were issued to the DJ Clark Family Limited Partnership pursuant to a pre-incorporation subscription agreement for $6,000 or $1.00 per share. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by
Section 4(2) of the Securities Act, and from similarly applicable state securities laws, rules and regulations exempting the offer and sale of these securities by available state exemptions. No general solicitation was made in connection with the offer or sale of these securities.

     On April 29, 2002, 6,000 restricted Series B Convertible Preferred shares were issued to Charles L. Smith pursuant to a pre-incorporation subscription agreement for $6,000 or $1.00 per share. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act, and from similarly applicable state securities laws, rules and regulations exempting the offer and sale of these securities by available state exemptions. No general solicitation was made in connection with the offer or sale of these securities.



                            EXHIBIT INDEX

SEC
Reference  Exhibit No. Document                                Location
---------  ----------- --------                                --------
       3     3.01      Articles of Incorporation               Attached

       3     3.02      Bylaws                                  Attached

       5     5.01      Opinion on Legality                     Attached

       23   23.01      Consent of Independent Auditors         Attached

       23   23.02      Consent of Attorney                     Attached

       99   99.01      Specimen Subscription Agreement         Attached

                             UNDERTAKINGS

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Grafix2Go pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of Grafix2Go in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     We hereby undertake to:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 242(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration
Fee" table in the effective registration statement; and

     (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.




                                  39



                              SIGNATURES

  The issuer has duly caused this SB-2 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on August 20, 2002.

                              Grafix2Go, Inc.


                              By: /s/ Brandon Stillman
                                  -----------------------------
                                  Brandon Stillman, President












                                  39




This SB-2 registration statement has been signed by the following persons in the capacities and on the dates indicated.


Name and Title                Date


/s/ Brandon Stillman          August 20, 2002
---------------------------
Brandon Stillman
President & Director


/s/ Jared Stillman            August 20, 2002
---------------------------
Jared Stillman
Treasurer & Director


/s/ Charles Stillman          August 20, 2002
---------------------------
Charles Stillman
Director











                                  40